EXHIBIT 3.1
                                                                     -----------

                          CERTIFICATE OF INCORPORATION

                                       OF


                                 CDI GROUP, INC.


          FIRST: The name of the corporation is: CDI Group, Inc.

          SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is three thousand (3000), and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to Thirty Dollars ($30.00) of capital stock.

          FIFTH: The name and mailing address of the sole incorporator is as follows:

          NAME                                    MAILING ADDRESS

          Connie L. Kolb                     c/o Bingham, Dana & Gould
                                             150 Federal Street
                                             Boston, Massachusetts 02110

          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

          (a) The election of directors need not be by written ballot.

          (b) The Board of Directors shall have the power and authority:

               (1) to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

               (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

               (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

          SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

          THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 20th day of January, 1995.



                                        /s/ Connie L. Kolb
                                        --------------------------------
                                        Connie L. Kolb

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CDI GROUP, INC.


     CDI Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware, that:

     1. By written consent of the Board of Directors of the Corporation dated October 30, 1995, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted, proposing an Amendment to the Certificate of Incorporation of the Corporation changing the first sentence of Article Fourth of the Certificate of Incorporation, as follows:

     RESOLVED: That it is deemed advisable and in the best interest of the Corporation to amend the first sentence of Article Fourth of its Certificate of Incorporation to read as follows:

                    "The total  number of shares of all  classes of stock  which the Corporation shall have authority to issue is 1,207,862, consisting solely of:

                    7,862 shares of Preferred  Stock,  $1.00 par value per share
               (the "Preferred Stock");

                    600,000 shares of Class A Voting Common Stock,  $0.00001 par value per share (the "Class A Common Stock"); and

                    600,000 shares of Class B Nonvoting  Common Stock,  $0.00001 par value per share (the "Class B Common Stock")."

     RESOLVED: That the Corporation be and it hereby is authorized and directed to amend its Certificate of Incorporation
               as set forth in the foregoing resolution, and that the appropriate officers of the Corporation be and they hereby are authorized and directed to execute and deliver any and all documents or certificates deemed necessary to effectuate the proposed amendment outlined above, including a Certificate of Amendment to the Certificate of Incorporation for filing with the Delaware Secretary of State.

     2. The proposed Amendment to the Certificate of Incorporation of the Corporation changing the first sentence of Article Fourth of the Certificate of Incorporation has been approved and adopted by the holders of a majority of the Class A Voting Common Stock, par value $0.00001 per share, of the Corporation by written consent dated October __, 1995.

     Accordingly, the first sentence of Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

                    "The total  number of shares of all  classes of stock  which the Corporation shall have authority to issue is 1,207,862, consisting solely of:

                    7,862 shares of Preferred  Stock,  $1.00 par value per share
               (the "Preferred Stock");

                    600,000 shares of Class A Voting Common Stock,  $0.00001 par value per share (the "Class A Common Stock"); and

                    600,000 shares of Class B Nonvoting  Common Stock,  $0.00001 par value per share (the "Class B Common Stock")."

     IN WITNESS WHEREOF, CDI Group, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Frank Marfino, its President, and attested by Todd Pluymers, its Assistant Secretary, this ____ day of October, 1995.

                            CDI GROUP, INC.


                            By: /s/ Frank Marfino
                               --------------------------------
                            Frank Marfino, President
Attest:


By: /s/ Todd Pluymers
   -------------------------
      Todd Pluymers,
      Assistant Secretary

                                 CDI GROUP, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION


     CDI GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the "Corporation"), does hereby certify, pursuant to Section 241 of the General Corporation Law of the State of Delaware, that:

     FIRST: The Corporation has not received any payment for any of its stock.

     SECOND: Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and Section 3.17 of the Corporation's By-Laws, by written consent of the Board of Directors of the Corporation dated January 27, 1995, the Amendment to the Corporation's Certificate of Incorporation changing Article Fourth of the Certificate of Incorporation and referred to in the following resolutions was duly adopted:

     RESOLVED: that it is deemed advisable and in the best interest of the Corporation to amend Article Fourth of its Certificate of Incorporation to read as set forth in Annex A, attached hereto.

     RESOLVED: that the Corporation be and it hereby is authorized and directed to amend its Certificate of Incorporation as set forth in the foregoing resolution, and that the appropriate officers of the Corporation be and they hereby are authorized and directed to execute and deliver any and all documents or certificates deemed necessary to effectuate the proposed amendment outlined above, including a Certificate of Amendment to the Certificate of Incorporation for filing with the Delaware Secretary of State.

     Accordingly, Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as set forth in Annex A hereto.

     IN WITNESS WHEREOF, CDI Group, Inc., has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Mark H. DeBlois, its President, and attested to by Harvey P. Mallement, its Secretary, this 27th day of January, 1995.

                                           CDI GROUP, INC.


                                           By: /s/ Mark H. DeBlois
                                              -------------------------------
                                           Mark H. DeBlois, President


Attested By:


/s/ Harvey P. Mallement
------------------------------
Harvey P. Mallement, Secretary

(Attachment: Annex A)

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                                       OF

                                 CDI GROUP, INC.


                                 * * * * * * * *

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,207,500, consisting solely of:

     7,500 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock");

     600,000 shares of Class A Voting Common Stock, $0.00001 par value per share (the "Class A Common Stock"); and

     600,000 shares of Class B Non-Voting Common Stock, $0.00001 par value per share (the "Class B Common Stock").

     As used in this Article Fourth:

     "Common Stock" means, collectively, the Class A Common Stock and Class B Common Stock.

     "Junior Stock" means the Common Stock and any other shares of capital stock of the Corporation ranking on liquidation junior to the Preferred Stock.

     "Liquidation" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

     "Liquidation Value" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

     "Redemption Date" as to any share of Preferred Stock, means the redemption date for such share of Preferred Stock determined pursuant to Part A, Section
1.4 of this Article Fourth.

     The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Corporation.

A.   PREFERRED STOCK.

1.   Terms Applicable to Preferred Stock.

     1.1 Dividends. The holders of Preferred Stock shall not be entitled to any dividends in respect of Preferred Stock.

     1.2 Liquidation.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereafter referred to as a "Liquidation"), the holders of Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to $100 per share of Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock (as so adjusted, the "Liquidation Value"), and the holders of Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Liquidation Value of the Preferred Stock held by each such holder.

     (b) Upon and after any Liquidation, unless and until the holder of each share of Preferred Stock receives payment in full of the Liquidation Value of such share of Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any class or series of Junior Stock. Upon and after any Liquidation, after the payment of all preferential amounts required to be paid to the holders of Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

     1.3 Voting Rights.

     (a) General. Except as otherwise provided in subsection (b) of this Section 1.3, or as otherwise required by law, the holders of Preferred Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

     (b) No Amendment, Alteration or Repeal. The Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the increase in the number of authorized shares of Preferred Stock or the authorization or issuance of any series of preferred stock with either preference or priority over any existing series of Preferred Stock or parity with such series of Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidation of the Corporation shall be deemed to affect adversely the Preferred Stock.

     1.4 Redemptions.

     (a) Mandatory Redemption. Subject to the provisions of subsection (f) of this Section 1.4, on January 31, 2005, the Corporation will redeem all of the Preferred Stock outstanding at a price per share equal to the Liquidation Value thereof.

     (b) Optional Redemption. Subject to the provisions of subsection (f) of this Section 1.4, the Corporation shall be entitled at any time and from time to time to redeem the shares of Preferred Stock outstanding at a price per share equal to the Liquidation Value thereof.

     (c) Notice of Redemption. The Corporation shall provide written notice of any event giving rise to the redemption of Preferred Stock pursuant to this
Section 1.4 specifying the time and place of redemption and the redemption price per share, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock to be redeemed at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all the shares of Preferred Stock owned by such holder are then to be redeemed, the notice will also specify the number of shares of Preferred Stock which are to be redeemed.

     (d) Redemption Price and Priority of Payment. For each share of Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock), in immediately available funds, an amount equal to the Liquidation Value thereof. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Liquidation Value of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven business days after surrender of the certificate representing the redeemed shares of Preferred Stock.

     (e) Payments on Junior Stock. If and so long as there are any shares of Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 1.4, until the Corporation has redeemed all of such shares of Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any class or series of Junior Stock.

     (f) Contractual Prohibitions. Notwithstanding any other provision herein to the contrary, no redemption of any Preferred Stock shall be made by the Corporation at any time when such redemption would be prohibited by the terms of any credit or other financing agreement with any lender to the Corporation or any of its subsidiaries.

B.   COMMON STOCK.

1.   Terms Applicable to Common Stock.

     1.1 Dividend and Other Rights of Common Stock.

     (a) Ratable Treatment. Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

     (b) Dividends. Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.

     1.2 Voting Rights of Common Stock.

     (a) Class A Common Stock. Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

     (b) Class B Common Stock. Except as otherwise provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

2.   Conversion.

     (a) Conversion of Class B Common Stock. Subject to and upon compliance with the provisions of this Section 2, each record holder of Class B Common Stock shall be entitled at any time and from time to time to convert any and all of the shares of Class B Common Stock held by it into the same number of shares of Class A Common Stock.

     (b) Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section 2, each record holder of Class A Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class A Common Stock held by it into the same number of shares of Class B Common Stock.

     (c) Conversion Procedure.

          (i) Each conversion of shares of Class A Common Stock or shares of Class B Common Stock will be effected by the surrender to the Corporation of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Corporation, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holder or holders of the Common Stock) at any time during its usual business hours, and by the giving of written notice by the holder of such Class A Common Stock or Class B Common Stock stating that such holder desires to convert all or a stated number of the shares of Class B Common Stock represented by such certificate or certificates into Class A Common Stock or to convert all or a stated number of the shares of Class A Common Stock represented by such certificate or certificates into Class B Common Stock, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for the Class A Common Stock or Class B Common Stock, as the case may be, will be issued and will include instructions for delivery thereof.

          (ii) Promptly after such surrender and the receipt of such written notice and statement, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion. In addition, the Corporation will deliver to the converting holder a certificate representing any portion of the shares of Class A Common Stock or Class B Common Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such notice has been received, and at such time the rights of the holder of such Class A Common Stock or Class B Common Stock, as the case may be (or specified portion thereof), as such holder will cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

          (iii) The Corporation will at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon conversion of all then outstanding shares of Class B Common Stock into shares of Class A Common Stock, and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares of Class B Common Stock, solely for the purpose of issuance upon conversion of the Class A Common Stock as provided in this Section, such number of shares of Class B Common Stock as are then issuable upon conversion of all then outstanding shares of Class A Common Stock into shares of Class B Common Stock hereunder. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock, the Corporation will take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

          (iv) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock and for shares of Class B Common Stock upon conversion of shares of Class A Common Stock will be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock, provided that the Corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

     (d) Restrictions on Conversion. Any other provisions hereof to the contrary notwithstanding, no person which is a bank holding company or a subsidiary of a bank holding company (a "Bank Affiliate") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder, shall have the right to convert shares of Class B Common Stock into shares of Class A Common Stock, if, and to the extent that, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate, (a) after giving effect to such conversion, such Bank Affiliate would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate shall be permitted to own, control or have power to vote, or (b) such conversion would not be permitted. For purposes of this Section 2(d), a written statement of the Bank Affiliate converting shares of Class B Common Stock into Class A Common Stock, delivered to the Corporation upon surrender of any shares of Common Stock for conversion into any shares of Class A Common Stock, to the effect that the Bank Affiliate is legally entitled to exercise its rights to convert such shares and that such conversion will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Corporation and shall obligate the Corporation to deliver certificates representing the shares of Common Stock so converted in accordance with the other provisions hereof.


                       ----------------------------------